EXHIBIT 99.1

      AmeriVest Announces Performance and Operating Results for
                          Second Quarter 2004

    DENVER--(BUSINESS WIRE)--Aug. 4, 2004--AmeriVest Properties Inc. (AMEX: AMV) reported results today for the quarter ended June 30, 2004. Funds from operations (FFO) for the second quarter of 2004 were $2,796,665, or $0.12 per diluted share, compared with $357,707, or $0.03 per diluted share, for the same period in 2003. The Company reported a net loss for the quarter of $547,588, or $0.02 per share, compared with a loss of $1,110,051, or $0.09 per share, for the prior year period. For the six months ended June 30, 2004, FFO totaled $4,674,361, or $0.22 per diluted share, and net loss was $922,599, or $0.04 per share, compared with FFO of $2,143,319, or $0.18 per diluted share, and net loss of $705,087, or $0.06 per share, for the same period in 2003. The reported results for the quarter and six months ended June 30, 2003, include a reduction for impairment charges of $1,465,932 related to the Company's investment in certain non-core properties in Texas. See the Summary Financial Information for a reconciliation of FFO and FFO per share from net loss and loss per share, the most directly comparable GAAP measures.
    Revenues for the second quarter of 2004 increased 71% over the prior year period primarily due to the Company's continued growth. Second quarter 2004 includes the results of operations from the late-2003 acquisitions (Financial Plaza, Scottsdale Norte and Greenhill Park), the March 2004 Camelback Lakes acquisition in Phoenix for a full quarter and the May 2004 Hackberry View acquisition in Dallas for a partial quarter.
    Property operating expenses increased by 87% from 2003 to 2004 because of these post-June 2003 transactions as well as increases in property taxes, utility costs and administrative expense from the addition of regional operating teams in the Phoenix, Dallas and Denver markets in late 2003 and early 2004.
    "Our second quarter results were again in line with our expectations," according to Charles Knight, AmeriVest's President and Chief Operating Officer. "Compared to the first quarter of this year, revenues were up 19% and FFO per share was up 9%, while G&A expenses, as a percentage of revenue, continued to decline, dropping below 9% for the first time since 2002. While we anticipate that additional costs will be incurred over the latter half of 2004 related to Section 404 compliance under the Sarbanes-Oxley Act, we continue to closely monitor our spending in this area. We are pleased with our measured progress midway through our eighth year as a public company."

    Second Quarter Highlights and Subsequent Events

    -- As previously announced, in May 2004, the Company acquired the Hackberry View property, a 114,598 square foot office building in the Las Colinas submarket of Dallas, Texas.

    -- During the quarter, the Company entered into a contract to acquire an office property in a submarket of Dallas comprised of approximately 153,000 square feet. In July 2004, the Company entered into a contract to acquire an office property totaling approximately 109,000 square feet, also in the Dallas area. Both contracts are subject to a number of contingencies and there is no assurance that either of these acquisitions will occur.

    -- The Company posted continued increases in occupancy during the quarter, completing 40 lease transactions involving more than 117,000 square feet resulting in slight increases in both overall and same-store occupancy rates. As previously announced, at June 30, 2004, occupancy for our 2,480,232-square-foot portfolio was 85.1%, up from 84.5% at March 31, 2004. The occupancy of our same-store core properties, which consist of approximately 1,123,503 square feet, was 89.4% at the end of the quarter, up from 88.9% at the end of the previous quarter.

    -- In June, the Board of Directors declared a quarterly dividend of $0.13 per common share, which was paid on July 15, 2004, representing our 32nd consecutive quarterly dividend.

    -- A recently published article stated that AmeriVest Properties was ranked by Institutional Shareholder Services as number three on its list of Best Corporate Governance companies in Colorado. William Atkins, Chairman and CEO of the Company, stated: "This is extremely gratifying to us, especially in the current atmosphere of public company scrutiny. We have spent a great deal of time and money establishing internal best practices to ensure that we are always open and responsive to our investors."

    Supplemental Operating and Financial Information

    The Supplemental Operating and Financial Information for the second quarter of 2004 is available online at the Company's website, www.amvproperties.com, by clicking the Investor Relations link and then the Supplemental Information link.

    Conference Call Information

    The Company will hold an investor/analyst conference call on August 5, 2004, beginning at 9:00 am MST (11:00 am EST, 10:00 am CST and 8:00 am PST) to discuss its second quarter financial results. To participate in the conference call, please dial 800-548-8725 approximately ten minutes before the scheduled start of the call. If you are calling from outside North America, please call 706-634-5929.
    An audio replay will be available two hours after the completion of the conference call until August 12, 2004, by calling 800-642-1687 or for participants outside North America, please call 706-645-9291 and enter conference ID# 8772028. A live webcast of the conference call will be available at www.amvproperties.com. You must have Windows Media Player installed on your computer in order to listen to the webcast, which may be downloaded for free at the website listed above.

    Company Information

    AmeriVest Properties Inc., with its principal office in Denver, Colorado, provides Smart Space for Small Business(SM) in Denver, Phoenix, Dallas, and Indianapolis through the acquisition, repositioning and operation of multi-tenant office buildings in those markets. To receive AmeriVest's latest news and information, visit our website at www.amvproperties.com.

    In addition to historical information, this press release contains forward-looking statements and information under the federal securities laws. These statements are based on expectations, estimates and projections about the industry and markets in which AmeriVest operates, management's beliefs and assumptions made by management. While AmeriVest management believes the assumptions underlying its forward-looking statements and information are reasonable, such information is necessarily subject to uncertainties and may involve certain risks, many of which are difficult to predict and are beyond management's control. As such, these statements and information are not guarantees of future performance, and actual operating results may differ materially from what is expressed or forecasted in this press release. In particular, the factors that could cause actual operating results to differ materially include, without limitation, continued qualification as a real estate investment trust, the effects of general and local economic and market conditions, competition, regulatory changes, the ability to enter into new leases or renew leases on favorable terms, dependence on tenants' financial condition, the uncertainties of real estate development and acquisition activity, development and construction costs, insurance risks, the costs and availability of financing, potential liability relating to environmental matters and liquidity of real estate investments and other risks and uncertainties detailed in AmeriVest's 2003 Annual Report on Form 10-KSB and from time to time in the Company's filings with the Securities and Exchange Commission.


                      AMERIVEST PROPERTIES INC.
                    Summary Financial Information
                             (unaudited)

                      Three months ended         Six months ended
                           June 30,                  June 30,
                   ------------------------- -------------------------
                      2004         2003         2004         2003
                   ------------ ------------ ------------ ------------
Selected Income
 Statement
 Information:
Real Estate
 Operating Revenue
  Rental revenue   $11,402,649   $6,680,723  $20,996,544  $13,229,350

Real Estate
 Operating Expenses
  Property
   operating
   expenses-
     Operating
      expenses       3,105,339    1,660,895    5,911,233    3,209,600
     Real estate
      taxes          1,477,758      762,939    2,715,622    1,514,777
     Management
      fees              17,428       33,297       34,750       67,174
  General and
   administrative
   expenses            984,265      742,773    1,916,814    1,579,853
  Ground rent
   expense             160,542            -      321,683            -
  Interest expense   2,831,282    1,781,535    5,553,349    3,506,970
  Depreciation and
   amortization
   expense           3,445,634    1,414,553    6,222,725    2,742,519
  Impairment of
   investment in
   real estate               -    1,465,932            -    1,465,932
                   ------------ ------------ ------------ ------------
         Total
          operating
          expenses  12,022,248    7,861,924   22,676,176   14,086,825
                   ------------ ------------ ------------ ------------


Loss From
 Continuing
 Operations           (619,599)  (1,181,201)  (1,679,632)    (857,475)
                   ------------ ------------ ------------ ------------

Other Income/(Loss)
  Interest income       10,893       11,936       26,256       17,753
  Equity in loss of
   affiliate                 -      (13,312)     (18,076)     (23,914)
  Minority interest     61,118            -       61,118            -
                   ------------ ------------ ------------ ------------
  Total other
   income/(loss)        72,011       (1,376)      69,298       (6,161)
                   ------------ ------------ ------------ ------------

Loss Before
 Discontinued
 Operations           (547,588)  (1,182,577)  (1,610,334)    (863,636)

Discontinued
 Operations                  -       72,526      687,735      158,549
                   ------------ ------------ ------------ ------------

Net Loss             $(547,588) $(1,110,051)   $(922,599)   $(705,087)
                   ============ ============ ============ ============

Loss Per Share
  Basic                 $(0.02)      $(0.09)      $(0.04)      $(0.06)
                   ============ ============ ============ ============
  Diluted               $(0.02)      $(0.09)      $(0.04)      $(0.06)
                   ============ ============ ============ ============

Weighted Average
 Common Shares
 Outstanding - Loss
  Per Share
  Basic             23,898,957   12,806,389   20,733,185   11,958,053
                   ============ ============ ============ ============
  Diluted           23,898,957   12,806,389   20,733,185   11,958,053
                   ============ ============ ============ ============

Funds From
 Operations:
  Net loss           $(547,588) $(1,110,051)   $(922,599)   $(705,087)
  Depreciation and
   amortization
   expense           3,318,908    1,447,426    6,123,569    2,808,139
  Share of
   depreciation of
   affiliate            25,345       20,332       47,667       40,267
  Gain on sale               -            -     (574,276)           -
                   ------------ ------------ ------------ ------------
Funds From
 Operations         $2,796,665     $357,707   $4,674,361   $2,143,319
                   ============ ============ ============ ============

Funds From
 Operations Per
 Share
  Basic                  $0.12        $0.03        $0.23        $0.18
                   ============ ============ ============ ============
  Diluted                $0.12        $0.03        $0.22        $0.18
                   ============ ============ ============ ============

Weighted Average
 Common Shares
 Outstanding -
 Loss Per
  Share - FFO
  Basic             23,898,957   12,806,389   20,733,185   11,958,053
                   ============ ============ ============ ============
  Diluted           24,011,520   12,906,283   20,855,351   12,055,179
                   ============ ============ ============ ============

   Funds from operations (FFO) is a non-GAAP financial measure. We believe FFO, as defined by the Board of Governors of the National Association of Real Estate Investment Trusts (NAREIT), to be an appropriate measure of performance for an equity REIT, for the reasons, and subject to the qualifications, specified in the paragraph entitled "Non-GAAP Financial Measures" below. The above summary financial information table reflects the reconciliation of FFO from net income or (loss) and a comparison to earnings or (loss) per share, the most directly comparable GAAP measure, for the periods presented.


                      AMERIVEST PROPERTIES INC.
              Summary Financial Information (continued)
                             (unaudited)

                                             June 30,    December 31,
                                               2004          2003
                                           ------------- -------------
Selected Balance Sheet Information:
Assets at cost                             $314,445,219  $253,826,130
Less: accumulated depreciation and
 amortization                               (19,568,721)  (13,325,668)
                                           ------------- -------------
Total assets                               $294,876,498  $240,500,462

Total mortgage loans and notes payable     $176,637,287  $159,530,410

Total stockholders' equity                 $104,277,691   $70,104,407

Common shares issued and outstanding         23,928,849    17,401,309



Selected Property Information:
Number of operating properties owned                 28            30
Total rentable square feet                    2,480,232     2,222,079
Occupancy                                          85.1%         84.2%

Selected Stock Information:
Common share price (as of period end)             $5.89         $7.18

Equity market capitalization               $140,940,921  $124,941,399

Common share annualized dividends                 $0.52         $0.52

Common share annualized dividend yield (as
 of period end)                                     8.8%          7.2%

    Non-GAAP Financial Measures. Funds from operations (FFO) is a non-GAAP financial measure. FFO is defined as net income or loss, computed in accordance with generally accepted accounting principles
(GAAP), excluding gains or losses from sales of properties, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. We believe that FFO is helpful to investors as a measure of the performance of an equity REIT because, it facilitates an understanding of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, we believe that FFO provides a more meaningful and accurate indication of our performance. We compute FFO in accordance with standards established by the Board of Governors of the National Association of Real Estate Investment Trusts (NAREIT), which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do. FFO does not represent cash generated from operating activities determined by GAAP and should not be considered as an alternative to net income or loss (determined in accordance with GAAP) as an indication of our financial performance or to cash flows from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make cash distributions. FFO may include funds that may not be available for our management's discretionary use due to requirements to conserve funds for capital expenditures, debt repayments, property acquisitions and other commitments and uncertainties.

    CONTACT: AmeriVest Properties Inc.
             Kim P. Boswood, 303-297-1800  ext. 118
             kim@amvproperties.com
             Fax: 303-296-7353
             www.amvproperties.com